                                                                    Exhibit 99.1


[SS&C PRESS RELEASE LOGO]

FOR IMMEDIATE RELEASE

Contact:
Patrick Pedonti, Chief Financial Officer (860) 298-4738
Lese Amato, Investor Relations (860) 298-4653
E-mail: InvestorRelations@sscinc.com

               SS&C SETS ANOTHER RECORD FOR OPERATING INCOME IN Q4
       2003 GAAP NET INCOME RISES 61% TO $11.8 MILLION, OR $0.89 PER SHARE

WINDSOR, CT - January 29, 2004 -- SS&C Technologies, Inc. (Nasdaq: SSNC) today announced results for the fourth quarter and full year ended December 31, 2003. Q4 revenues were $17.9 million and full year revenues were $65.5 million, compared with $16.2 million and $62.4 million, respectively, in 2002. In 2003, Q4 net income was $3.7 million, or $0.28 diluted earnings per share, and full year net income was $11.8 million, or $0.89 diluted earnings per share. Fourth quarter 2002 net income was $2.6 million, or $0.20 diluted earnings per share, and full year net income was $7.3 million, or $0.53 diluted earnings per share. Included in 2002's net income was a $1.0 million after-tax IPR&D write-off related to the acquisition of Real-Time, USA, Inc. ($1.7 million pre-tax).

Bill Stone, SS&C's President and CEO, said, "The strength of our management team, outstanding execution of our business plan and steadfast focus on our goals have helped us produce these strong results. We increased profits during each quarter of 2003, grew revenues every quarter over the preceding one, consistently kept our operating costs in check and broadened our market position and client base."

Stone continued, "In Q4, we hit another record high with our operating income at $6.0 million, up 31% from the record high of $4.6 million reached in Q3 '03 and up 50% over Q4 '02. Operating income for the year 2003 was $18.4 million, up 65% from $11.1 million in 2002. We continued to improve our recurring revenues with solid gains in outsourcing revenues. In Q4, outsourcing revenues were $3.6 million, a 21% increase over the $3.0 million posted in Q4 of 2002."

"SS&C has exceptional financial strength," said Stone. "We ended the year with a strong balance sheet, with $52.4 million in cash and marketable securities, and no debt. For the year, 2003 operating cash flow was $23.7 million, an increase of $8.2 million, or 53% over 2002."

GUIDANCE

"We currently expect Q1 2004 revenues to be in the range of $17.5 to $18.5 million and net income to be between $0.25 and $0.27 per diluted share," stated Stone.

"For 2004, our expectation is for revenue to be $74 to $77 million and diluted earnings per share to be between $1.07 and $1.12."

MARKET EXPANSION

"During the fourth quarter, SS&C completed the acquisition of Amicorp Group's fund administration line of business, significantly expanding our scope in the global hedge fund market with both on and offshore services," said Stone. "Named SS&C Fund Services N.V., the business is headquartered in Curacao, the Netherlands Antilles. As the fund community is introduced to the benefits of SS&C Fund Services, we expect momentum to build and be a key driver in adding to our outsourcing revenue numbers throughout 2004."

"On January 20, we also announced the acquisition of substantially all of the assets of Investment Advisory Network, LLC (IAN)," said Stone. "IAN provides web-based wealth management services to financial institutions, broker-dealers and financial advisors who offer managed accounts to the private wealth market. IAN allows us to tap into the private wealth market and deepen our reach into the asset management market. This acquisition furthers our ongoing strategy of acquiring companies which support our recurring revenue business model."

EARNINGS CALL

SS&C's Q4 2003 earnings call will take place at 5:00 p.m. Eastern Time today, January 29, 2004. Interested parties may dial 706-643-7858 (US, Canada and International) and request the "SS&C Fourth Quarter Earnings Call", conference ID #5042903. A replay will be available after 8:00 pm until February 13, 2004. To access, dial 706-645-9291 and enter the access code 5042903. A replay of the call will also be available after January 30, 2004 on our website at www.ssctech.com/about/earnings.asp.

This press release contains forward-looking statements relating to, among other things, the Company's expected revenues and earnings per share for the first quarter and full year of 2004 and the expected benefits of the Company's recent acquisitions, including expectations on 2004 outsourcing revenue. Such statements reflect management's best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company's ability to finalize large client contracts, fluctuations in customer demand for the Company's products and services, intensity of competition from application vendors, delays in product development, the Company's ability to control expenses, general economic and industry conditions, terrorist activities, the Company's ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company's products and services, and those risks described in the Company's filings with the Securities and Exchange Commission, including without limitation, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. SS&C cautions investors that it may not update any or all of the foregoing forward-looking statements.
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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     (unaudited)
                                                 THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                           DECEMBER 31,       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                               2003               2002              2003              2002
                                           ------------       ------------      ------------      ------------
Revenues:
     Software licenses                       $  4,096           $  4,649          $ 14,233          $ 15,631
     Maintenance                                8,021              7,380            31,318            27,850
     Professional services                      2,128              1,206             6,757             6,326
     Outsourcing                                3,634              3,003            13,223            12,627
                                             --------           --------          --------          --------
        Total revenues                         17,879             16,238            65,531            62,434
                                             --------           --------          --------          --------
Cost of revenues:
    Software licenses                             493                382             1,866             1,316
    Maintenance                                 1,632              1,522             6,170             5,640
    Professional services                       1,111              1,321             4,387             5,412
    Outsourcing                                 2,043              2,129             8,003             8,621
                                             --------           --------          --------          --------
        Total cost of revenues                  5,279              5,354            20,426            20,989
                                             --------           --------          --------          --------
Gross profit                                   12,600             10,884            45,105            41,445
                                             --------           --------          --------          --------
Operating expenses:
    Selling and marketing                       2,074              1,975             8,393             9,078
    Research and development                    2,674              2,996            11,180            11,760
    General and administrative                  1,821              1,887             7,154             7,721
    Write-off of purchased
     in-process research and
     development                                   --                 --                --             1,744
                                             --------           --------          --------          --------
        Total operating expenses                6,569              6,858            26,727            30,303
                                             --------           --------          --------          --------
Operating income                                6,031              4,026            18,378            11,142

Interest income                                   205                267               912             1,431
Other income (expense), net                      (184)               210                47              (273)
                                             --------           --------          --------          --------
Income before income taxes                      6,052              4,503            19,337            12,300
Provision for income taxes                      2,360              1,876             7,541             4,995
                                             --------           --------          --------          --------
Net income                                   $  3,692           $  2,627          $ 11,796          $  7,305
                                             ========           ========          ========          ========
Basic earnings per share                     $   0.30           $   0.21          $   0.95          $   0.56
                                             ========           ========          ========          ========
Basic weighted average number of
common shares outstanding                      12,375             12,781            12,411            12,982
                                             ========           ========          ========          ========
Diluted earnings per share                   $   0.28           $   0.20          $   0.89          $   0.53
                                             ========           ========          ========          ========
Diluted weighted average number of
common and common equivalent shares
outstanding                                    13,292             13,370            13,221            13,687
                                             ========           ========          ========          ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 DECEMBER 31,      DECEMBER 31,
                                                                     2003              2002
                                                                 ------------      ------------
ASSETS
Current assets
         Cash and cash equivalents                                 $ 15,261          $ 18,336
         Investments in marketable securities                        37,120            23,383
         Accounts receivable, net                                     8,571            10,983
         Prepaid expenses and other current assets                    1,434             1,065
         Deferred income taxes                                          620             1,142
                                                                   --------          --------
              Total current assets                                   63,006            54,909

Property and equipment, net                                           4,764             5,745

Deferred income taxes                                                 6,417             6,762
Intangible and other assets, net                                      8,398             8,064
                                                                   --------          --------
              Total assets                                         $ 82,585          $ 75,480
                                                                   ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
         Accounts payable                                          $    916          $    844
         Income taxes payable                                            91               646
         Accrued employee compensation and benefits                   3,484             3,462
         Other accrued expenses                                       2,039             2,044
         Deferred maintenance and other revenue                      14,467            11,214
                                                                   --------          --------
              Total current liabilities                              20,997            18,210
                                                                   --------          --------
         Total stockholders' equity before treasury stock           115,008            92,992
         Less:  cost of common stock in treasury                     53,420            35,722
                                                                   --------          --------
              Total stockholders' equity                             61,588            57,270
                                                                   --------          --------
              Total liabilities and stockholders' equity           $ 82,585          $ 75,480
                                                                   ========          ========

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                    SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            TWELVE MONTHS ENDED
                                                                      DECEMBER 31,       DECEMBER 31,
                                                                          2003                2002
                                                                      ------------       ------------
Cash flow from operating activities:
     Net income                                                         $ 11,796           $  7,305
                                                                        --------           --------
Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation and amortization                                          3,563              3,939
    Net realized losses (gains) on marketable securities                    (259)               208
    Loss on sale or disposal of property and equipment                        25                  2
    Deferred income taxes                                                    620              1,222
    Income tax benefit related to exercise of stock options                3,280              1,073
    Purchased in-process research and development                             --              1,744
    Provision for doubtful accounts                                          689                452
    Changes in operating assets and liabilities:
          Accounts receivable                                              1,784             (1,238)
          Prepaid expenses and other assets                                 (346)               286
          Accounts payable                                                    65               (202)
          Accrued expenses                                                   (13)               488
          Taxes payable                                                     (581)               (52)
          Deferred maintenance and other revenues                          3,088                268
                                                                        --------           --------
               Total adjustments                                          11,915              8,190
                                                                        --------           --------
     Net cash provided by operating activities                            23,711             15,495
                                                                        --------           --------
Cash flow from investing activities:
     Additions to property and equipment                                  (1,100)              (554)
     Proceeds from sale of property and equipment                             --                  7
     Cash paid for business acquisitions, net of cash acquired            (1,817)            (8,332)
     Purchases of marketable securities                                  (28,579)           (17,965)
     Sales of marketable securities                                       16,175             24,106
                                                                        --------           --------
     Net cash used in investing activities                               (15,321)            (2,738)
                                                                        --------           --------
Cash flow from financing activities:
     Repayment of acquired debt                                               --               (146)
     Issuance of common stock                                                290                252
     Exercise of options                                                   6,562              4,323
     Purchase of common stock for treasury                               (17,697)           (27,719)
     Common stock dividends                                               (1,236)                --
                                                                        --------           --------
     Net cash used in financing activities                               (12,081)           (23,290)
                                                                        --------           --------
Effect of exchange rate changes on cash                                      616                444
                                                                        --------           --------
Net decrease in cash and cash equivalents                                 (3,075)           (10,089)
Cash and cash equivalents, beginning of period                            18,336             28,425
                                                                        --------           --------
Cash and cash equivalents, end of period                                $ 15,261           $ 18,336
                                                                        ========           ========